Exhibit 3.1

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY

A & L Goodbody

Solicitors

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY

1.	The name of the Company is Iterum Therapeutics public limited company.

2.	The Company is a public limited company for the purposes of Part 17 of the Companies Act 2014.

3.	The objects for which the Company is established are:

3.1.	To carry on the business of a holding company and to coordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatsoever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on, in all its branches, the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed necessary or appropriate by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

3.2.	To carry on the business of a pharmaceuticals company and to research, develop, design, manufacture, produce, supply, buy, sell, distribute, import, export, provide, promote and otherwise deal in pharmaceuticals, active pharmaceutical ingredients and dosage pharmaceuticals and other devices or products of a pharmaceutical, medicinal or healthcare character and to hold intellectual property rights and to do all things usually done by persons carrying on the above mentioned activities or any of them or likely to be required in connection with any such activities.

3.3.	To invest in pharmaceutical and related assets, including, amongst other items, investments in pharmaceutical companies, products, businesses, divisions, technologies, devices, sales force and other marketing capabilities, development projects and related activities, licences, intellectual and similar property rights, premises and equipment, royalty rights and all other assets needed to operate a pharmaceuticals business.

3.4.	To establish, maintain and operate laboratories for the purposes of carrying on chemical, physical and other research in medicine, chemistry, industry or other unrelated or related fields.

3.5.	To invest (including long-term investments in, and acquisitions of, the shares or other securities or ownership interests in other companies) any monies of the Company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

3.6.	To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

3.7.	To acquire and hold shares and stocks of any class or description, debentures, debenture stocks, bonds, bills, mortgages, obligations, investments, partnership interests, limited partnership interests, trust interests, membership interests and other securities or ownership interests of all descriptions and of any kind issued or guaranteed by any company or undertaking of whatever nature and wheresoever constituted or carrying on business or issued or guaranteed by any government, state, dominion, colony, sovereign ruler, commissioners, trust, public, municipal, local or other authority or body of whatever nature and wheresoever situated and investments, securities and property of all descriptions and of any kind, including real and chattel real estates, mortgages, reversions, assurance policies, contingencies and choses in action.

3.8.	To remunerate by cash payments or allotment of shares or securities or other ownership interests (including rights to acquire shares or securities or other ownership interests) of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any parent or subsidiary body corporate whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

3.9.	To purchase for investment property of any tenure and any interest therein, and to make advances upon the security of land or other similar property or any interest therein.

3.10.	To acquire by purchase, exchange, lease, fee, farm grant or otherwise, either for an estate in fee simple or for any less estate or other estate or interest, whether immediate or reversionary and whether vested or contingent, any lands, tenements or hereditaments of any tenure, whether subject or not to any charges or encumbrances, and to hold, farm, work and manage and to let, sublet, mortgage or charge land and buildings of any kind, reversions, interests, annuities, life policies, and any other property real or personal, movable or immovable, either absolutely or conditionally, and either subject or not to any mortgage, charge, ground rent or other rents or encumbrances.

3.11.	To erect or secure the erection of buildings or other structures of any kind with a view of occupying or letting them or otherwise utilising them and to enter into any contracts or leases and to grant any licences necessary to effect the same.

3.12.	To maintain and improve any lands, tenements or hereditaments acquired by the Company or in which the Company is interested, in particular by decorating, maintaining, furnishing, fitting up and improving houses, shops, flats, maisonettes and other buildings and structures and to enter into contracts and arrangements of all kinds with tenants and others.

3.13.	To sell, exchange, mortgage (with or without power of sale), assign, turn to account or otherwise dispose of and generally deal with the whole or any part of the property, shares, stocks, securities, estates, rights or undertakings of the Company, real property, chattels real or personal, movable or immovable, either in whole or in part.

3.14.	To take part in the management, supervision, or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants, or other experts or agents to act as consultants, supervisors and agents of other companies or undertakings and to provide managerial, advisory, technical, design, purchasing and selling services and any other services deemed appropriate by the Company.

3.15.	To make, draw, accept, endorse, negotiate, issue, execute, discount and otherwise deal with bills of exchange, promissory notes, letters of credit, circular notes, and other negotiable or non-negotiable or transferable or non-transferrable instruments.

3.16.	To redeem, purchase, or otherwise acquire in any manner permitted by law any shares in the Company’s capital or other securities or ownership interests of any kind issued by the Company.

3.17.	To guarantee, support or secure whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods, or by any other method whatsoever, the performance of the obligations of, and the repayment or payment of the principal amounts of and the premiums, interest, dividends and other amounts due on or with respect to any security of any person, firm or company, including any company which is for the time being the Company’s holding company (as defined by section 8 of the Companies Act 2014) or subsidiary (as defined by section 7 of the Companies Act 2014) or another subsidiary as defined by the said section of the Company’s holding company (as defined by section 8 of the Companies Act 2014) or otherwise associated with the Company in business notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.

3.18.	To lend the funds of the Company with or without security and at interest or free of interest.

3.19.	To raise or borrow or secure the payment of money, including by the issue of bonds, debentures or debenture stock, perpetual or redeemable, or by mortgage, charge, lien or pledge upon the whole or any part of the undertaking, property, assets or rights of the Company, present or future, including its uncalled capital and generally in any other manner as the directors shall from time to time determine and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments, and to purchase, redeem or pay off any of the foregoing and to guarantee any or all of the liabilities of the Company, any other company or any other person, and any debentures, debenture stock or other securities may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, transfer, drawings, allotments of shares, attending and voting at general meetings of the Company, appointment of directors and otherwise.

3.20.	To accumulate capital for any of the purposes of the Company, and to appropriate any of the Company’s assets to specific purposes, either conditionally or unconditionally, and to admit any class or section of those who have any dealings with the Company to any share in the profits thereof or in the profits of any particular branch of the Company’s business or to any other special rights, privileges, advantages or benefits.

3.21.	To reduce the share capital of the Company in any manner permitted by law.

3.22.	To make gifts or grant bonuses to officers or other persons who are or have been in the employment of the Company and to allow any such persons to have the use and enjoyment of such property, chattels or other assets belonging to the Company upon such terms as the Company shall think fit.

3.23.	To establish and maintain or procure the establishment and maintenance of any pension or superannuation fund (whether contributory or otherwise) for the benefit of and to give or procure the giving of donations, gratuities, pensions, annuities, allowances, emoluments or charitable aid to any persons who are or were at any time in the employment or service of the Company or any of its predecessors in business, or of any company which is a subsidiary of the Company or who may be or have been directors or officers of the Company, or of any such other company as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid may be interested and the wives, husbands, widows, widowers, families, relatives or dependants of any such persons, and to make payments towards insurance and assurance and to form and contribute to provident and benefit funds for the benefit of any such persons and to remunerate any person, firm or company rendering services to the Company or of any company which is a subsidiary of the Company, whether by cash payment, gratuities, pensions, annuities, allowances, emoluments or by the allotment of shares or securities of the Company credited as paid up in full or in part or otherwise.

3.24.	To employ experts to investigate and examine into the conditions, prospects, value, character and circumstances of any business concerns, undertakings, assets, property or rights.

3.25.	To insure the life of any person who may, in the opinion of the Company, be of value to the Company, as having or holding for the Company interests, goodwill, or influence or otherwise and to pay the premiums on such insurance.

3.26.	To distribute either upon a distribution of assets or division of profits among the Members of the Company in kind any property of the Company, and in particular any shares, debentures or securities of other companies belonging to the Company or of which the Company may have the power of disposing.

3.27.	To give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company, or, where the Company is a subsidiary company, in its holding company.

3.28.	To do and carry out all or any of the foregoing or following objects in any part of the world and either as principals, agents, contractors, trustees or otherwise, and either by or through agents, trustees or otherwise and either alone or in partnership or in conjunction with any other company, firm or person, provided that nothing herein contained shall empower the Company to carry on the business of insurance.

3.29.	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, trademarks, trade names, copyrights, industrial designs, know-how, concessions and other forms of intellectual property rights and the like conferring any exclusive or non-exclusive or limited or contingent rights to use, or any secret or other information as to any invention or process of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired.

3.30.	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company.

3.31.	To acquire and undertake the whole or any part of the undertaking, business, property and liabilities of any person or company.

3.32.	To adopt such means of making known the Company and its products and services as may seem expedient.

3.33.	To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

3.34.	To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

3.35.	To amalgamate with, merge with or otherwise become part of or associated with any other company or association in any manner permitted by law.

3.36.	To make voluntary dispositions of all or any part of the property and rights of the Company and to make gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.37.	To receive voluntary dispositions of all or any part of the undertakings, properties, assets or rights of any other corporation and to receive gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.38.	To do and carry out all such other things, except the issuing of policies of insurance, as may be deemed by the Company capable of being carried on in connection with the above objects or any of them or calculated to enhance the value of or render profitable any of the Company’s undertakings, properties, assets or rights.

And it is hereby declared that (i) the word “company” in this clause, except where used in reference to this Company, shall be deemed to include any person, partnership, limited partnership, limited liability partnership, limited liability company, other corporate body, trust or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and that the objects of the Company as specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects and shall not be in anyway limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company and (ii) any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.	The share capital of the Company is US$823,071.40 divided into 700,000,000 ordinary shares of US$0.001 each (the “Ordinary Shares”) and 47,640,000 Series A preferred shares of US$0.001 each (the “Series A Preferred Shares”) and 41,697,727 Series B-1 preferred shares of US$0.001 each (the “Series B-1 Preferred Shares”) and 33,733,745 Series B-2 preferred shares of US$0.001 each (the “Series B-2 Preferred Shares”).

6.	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended Articles of Association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s Articles of Association for the time being.

7.	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

ITERUM THERAPEUTICS PUBLIC LIMITED COMPANY

PRELIMINARY

1.	Preliminary, Definitions and Interpretation:

1.1.	In this Constitution, unless the context otherwise requires:

Act means the Companies Act 2014;

Acquisition means any (A) sale, scheme of arrangement, consolidation or merger of the Company to, with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such sale, scheme of arrangement, consolidation, merger or reorganization in which the shares of the Company immediately prior to such sale, scheme of arrangement, consolidation, merger or reorganization, continue to represent at least a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such sale, scheme of arrangement, consolidation, merger or reorganization, (provided that, for the purpose of Regulation 37, all Ordinary Shares issuable upon exercise of options outstanding immediately prior to such consolidation or merger or upon conversion of Convertible Securities outstanding immediately prior to such sale, scheme of arrangement, consolidation or merger shall be deemed to be outstanding immediately prior to such sale, scheme of arrangement, consolidation or merger and, if applicable, converted or exchanged in such sale, scheme of arrangement, consolidation or merger on the same terms as the actual outstanding shares are converted or exchanged); or (B) transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof;

Affiliates means with respect to any specified Investor, any other Investor who directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, (a) any general partner, managing member, officer or director of such Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Investor or (b) with respect to any corporation, any parent corporation or wholly-owned subsidiary of such corporation, or any direct or indirect wholly-owned subsidiary of the ultimate parent entity of such corporation;

Asset Transfer means the completion of a sale, lease, exclusive license, assignment or other disposition of all or substantially all of the business and assets of the Company;

Additional Ordinary Shares means Ordinary Shares issued by the Company or deemed to be issued (including Ordinary Shares subsequently reacquired or cancelled by the Company), other than:

(a)	Ordinary Shares issued upon conversion of the Series Preferred Shares;

(b)	Ordinary Shares issued as a dividend or distribution on the Series Preferred Shares;

(c)	Ordinary Shares or Convertible Securities issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to share purchase or share option plans or other arrangements that are approved by the Board, including at least one Series Preferred Director;

(d)	Ordinary Shares or Convertible Securities issued pursuant to a firmly underwritten public offering pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or pursuant to an equivalent filing on any other market or exchange approved by the Board and the Requisite Super Majority;

(e)	Ordinary Shares or Convertible Securities issued for consideration other than cash pursuant to a sale, scheme of arrangement, merger, consolidation, acquisition, strategic alliance or similar business combination approved by a Requisite Super Majority;

(f)	Ordinary Shares or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial or lending institution approved by the Board, including at least one Series Preferred Director;

(g)	Ordinary Shares or Convertible Securities issued in connection with Strategic Transactions involving the Company and other entities approved by the Board, including at least one Series Preferred Director, where “Strategic Transactions” means research and development partnerships, licensing, corporate partnering, collaborative arrangements or similar transactions; and

(h)	Ordinary Shares or Convertible Securities that the Requisite Super Majority elect in writing to exclude from the definition of “Additional Ordinary Shares”;

Adoption Date means the date of adoption of this Constitution.

Board means the board of directors or, as the context may require, any duly authorised committee of the board of directors;

committee means a committee established by the directors which may consist in whole or in part of members of the board of directors of the Company;

Convertible Securities means (i) Series A Preferred Shares; (ii) Series B-1 Preferred Shares; (iii) Series B-2 Preferred Shares; or (iv) other shares, options, warrants, purchase rights or other securities exercisable for or convertible into Additional Ordinary Shares;

Defaulting Investor means a “Defaulting Investor” as defined in the Series B Share Purchase Agreement;

director means a director for the time being of the Company or a director present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called, and directors means all of such persons;

Group Company means the Company or the Company’s holding company or a subsidiary of the Company or its holding company;

Investor means the holder of (i) any Series A Preferred Shares issued pursuant to the terms of the Series A Share Purchase Agreement; (ii) any Series B-1 Preferred Shares or Series B-2 Preferred Shares issued pursuant to the terms of the Series B Share Purchase Agreement; and/or (iii) any Ordinary Shares into which such Series A Preferred Shares, Series B-1 Preferred Shares or Series B-2 Preferred Shares have converted;

Ireland means Ireland excluding Northern Ireland;

Liquidation Event means any Asset Transfer, Acquisition, liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary;

Requisite Super Majority means holders of at least two thirds of the outstanding Series Preferred Shares, which must include holders of at least 55% of the then outstanding Series B Preferred Shares;

Series A Director means any Director appointed by the holders of Series A Preferred Shares in accordance with Regulation 14.2.1;

Series A Original Issue Price means US$1.00 (as adjusted for any share dividends, combinations, splits, recapitalizations and the like with respect to the Series A Preferred Shares after the date of adoption hereof);

Series A Share Purchase Agreement means the Series A Preferred Share purchase agreement by and between the Company and holders of Series A Preferred Shares dated as of 18 November 2015 (as amended and restated by the Amendment and Restatement Agreement between the Company and holders of Series A Preferred Shares dated 9 December 2016);

Series B Director means any Director appointed by the holders of Series B Preferred Shares in accordance with Regulation 14.2.2;

Series B-1 Original Issue Price means US$1.10 (as adjusted for any share dividends, combinations, splits, recapitalizations and the like with respect to the Series B-1 Preferred Shares after the date of adoption hereof); and

Series B-2 Original Issue Price means US$1.20 (as adjusted for any share dividends, combinations, splits, recapitalizations and the like with respect to the Series B-2 Preferred Shares after the date of adoption hereof);

Series B Preferred Shares means shares of the Company’s Series B-1 Preferred Shares or shares of the Company’s Series B-2 Preferred Shares;

Series B Share Purchase Agreement means the Series B-1 and B-2 Preferred Share purchase agreement by and between the Company and holders of Series B Preferred Shares dated as of 18 May 2017 (as amended and restated by Amendment No. 1 to the Series B-1 and B-2 Share Purchase Agreement between the Company and holders of Series B Preferred Shares dated 16 February 2018);

Series Preferred Director means any Series A Director or Series B Director;

Series Preferred Shares means the (i) Series A Preferred Shares, (ii) Series B-1 Preferred Shares and (iii) Series B-2 Preferred Shares;

Shareholders Agreements means the amended and restated investor rights agreement, amended and restated voting agreement, and amended and restated right of first refusal and co-sale agreement entered into by the Company, the Investors, and others specified therein as of 18 May 2017;

the seal means the common seal of the Company; and

the register means the register of members to be kept as required by the Act and registered address means the address of a member as entered in the register.

1.2.	With the exceptions of sections 83 (variation of company capital) and 84 (reduction in company capital) of the Act, which provisions shall be modified and shall apply to the Company as provided for in this Constitution, no “optional provisions” as defined by section 1007(2) of the Act, shall bind the Company and its members.

1.3.	Unless the contrary is clearly stated, references to the Act or to any other enactment (including any subordinate legislation) or any section or provision thereof shall mean the Act or such enactment, subordinate legislation, section or provision (as the case may be), as the same may be consolidated, amended, extended, modified, supplemented or re-enacted (whether before or after the date hereof) from time to time and may be for the time being in force.

1.4.	Unless specifically defined in this Constitution or the context otherwise requires, words or expressions contained in this Constitution and not specifically defined herein shall bear the same meanings as in the Act, but excluding any statutory modification thereof not in force when this Constitution became binding on the Company and the members.

1.5.	Reference to any document includes that document as amended or supplemented from time to time.

1.6.	Unless the context otherwise requires, expressions in this Constitution referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and to writing in electronic form and any other modes of representing or reproducing words in a visible form, and expressions in this Constitution referring to execution of any document shall include any mode of execution whether under seal or under hand.

1.7.	Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine, and words importing persons include corporations.

1.8.	Headings are inserted for convenience only and do not affect the construction or interpretation of this Constitution.

1.9.	Unless the context otherwise requires, reference to Regulations and to paragraphs in this Constitution are to the Regulations, and paragraphs of the Regulations, of this Constitution.

2.	Share Capital:

The share capital of the Company is US$823,071.40 divided into 700,000,000 ordinary shares of US$0.001 each (the “Ordinary Shares”) and 47,640,000 Series A preferred shares of US$0.001 each (the “Series A Preferred Shares”) and 41,697,727 Series B-1 preferred shares of US$0.001 each (the “Series B-1 Preferred Shares”) and 33,733,745 Series B-2 preferred shares of US$0.001 each (the “Series B-2 Preferred Shares”).

3.	Company Seal: Without prejudice to the provisions of the Act in relation to the use of the seal of a company, any registered person authorised by the board of directors of the Company in accordance with the applicable provisions of the Act will be entitled to use the seal of the Company and may sign or countersign an instrument to which the seal is affixed, and an alternate who is not also a director will also be entitled to sign or countersign an instrument to which the seal is affixed, as if he were the director who appointed him. The seal shall be used only by the authority of the directors or of a committee of directors authorised by the directors in that behalf.

4.	Official Seal: The Company may have for use in any place abroad an official seal which shall resemble the seal of the Company with the addition on its face of the name of every place abroad where it is to be used.

5.	Authority to Allot Shares:

5.1.	Subject to the Regulations set out in this Constitution, the directors are, for the purposes of section 1021 of the Companies Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 1021) up to the amount of the Company’s authorised but unissued share capital as at the Adoption Date and to allot and issue any shares in the capital of the Company acquired by or on behalf of the Company pursuant to the provisions of the Companies Act and held as treasury shares and, unless it is renewed or a longer period of time is allowed under applicable law, this authority shall expire five years from the Adoption Date.

5.2.	Subject to the Regulations set out in this Constitution, the directors are hereby empowered pursuant to sections 1022 and 1023(3) of the Companies Act to allot equity securities within the meaning of the said section 1023 for cash pursuant to the authority conferred by Regulation 5.1 as if section 1022 of the Companies Act did not apply to any such allotment.

5.3.	The Company may before the expiry of the authorities conferred by Regulations 5.1 and/or 5.2 make an offer or agreement which would or might require relevant securities (as defined in section 1021 of the Companies Act) and/or equity securities (as defined in section 1023 of the Companies Act), as the case may be, to be allotted after such expiry and the Board may allot relevant securities and/or equity securities in pursuance of such an offer or agreement as if the authorities conferred by Regulations 5.1 and/or 5.2 had not expired.

5.4.	Right of First Refusal: Each Investor (with its Affiliates) that owns not less than 1,000,000 Series Preferred Shares (as adjusted for share splits and combinations) (a “Major Investor”) shall have a right of first refusal to subscribe for its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of adoption hereof, other than those shares excluded from the definition of Additional Ordinary Shares. Each Investor’s pro rata share is equal to the ratio of (a) the number of the Company’s Ordinary Shares (including all Ordinary Shares issuable or issued upon conversion of the Series Preferred Shares or upon the exercise of outstanding warrants or options) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of the Company’s outstanding Ordinary Shares (including all Ordinary Shares issued or issuable upon conversion of the Series Preferred Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” for the purposes of this Regulation 5.4 shall mean (i) any Ordinary Shares, Series Preferred Shares or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Ordinary Shares, Series Preferred Shares or other equity security (including any option to purchase such a convertible security), (iii) any equity security carrying any warrant or right to subscribe to or purchase any Ordinary Shares, Series Preferred Shares or other security or (iv) any such warrant or right.

5.4.1.	Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have 20 days from the giving of such notice to agree to subscribe for its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be subscribed for. Notwithstanding the foregoing, the Company shall not be required to offer or issue such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable securities laws by virtue of such offer or sale.

5.4.2.	Issuance of Equity Securities to Other Persons. If not all of the Major Investors elect to subscribe for their full pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to subscribe for such unsubscribed shares on a pro rata basis. The Major Investors shall have 10 days after receipt of such notice to notify the Company of its election to subscribe for all or a portion thereof of the unsubscribed shares. The Company shall have 90 days thereafter to sell the Equity Securities in respect of which the Major Investor’s rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Major Investors pursuant to Regulation 5.4.1. If the Company has not issued such Equity Securities within 90 days of the notice provided pursuant to Regulation 5.4.1, the Company shall not thereafter issue any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

5.4.3.	Sale Without Notice. In lieu of giving notice to the Major Investors prior to the issuance of Equity Securities as provided in Regulation 5.4, the Company may elect to give notice to the Major Investors within 30 days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Each Major Investor shall have 20 days from the date of receipt of such notice to elect to subscribe for up to the number of shares that would, if purchased by such Major Investor, maintain such Major Investor’s pro rata share (as set forth in Regulation 5.4) of the Company’s Equity Securities. The closing of such issuance shall occur within 60 days of the date of notice to the Major Investors.

5.5.	Shares and any other securities of the Company may only be allotted by the directors or a duly authorised committee thereof and the directors (or any duly authorised committee) may allot, grant options over, issue or otherwise dispose of shares or other securities to such persons, on such terms and conditions, and at such times as they may determine in their absolute discretion subject to the Regulations set out in this Constitution.

5.6.	The directors or any duly authorised committee thereof may execute and do all such documents, acts and things as in their opinion are necessary or desirable in order to give effect to the authority conferred by this Regulation.

5.7.	For the purposes of this Regulation, shares includes a right to subscribe for shares or to convert securities into shares and securities has the meaning given to such term in Section 64(1) of the Act.

6.	Dividend Rights:

6.1.	The holders of the Series Preferred Shares, in preference to the holders of the Ordinary Shares, shall be entitled to receive, but only out of funds that are legally available therefor, (as determined in accordance with the Act), cash dividends at the rate of 8% of the Applicable Original Issue Price (as defined below) per annum on each outstanding share of the Series Preferred Shares. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

6.2.	The “Applicable Original Issue Price” means the Series A Original Issue Price, the Series B-1 Original Issue Price, and/or the Series B-2 Original Issue Price, as applicable with respect to the relevant series.

6.3.	So long as any shares of the Series Preferred Shares are outstanding, the Company shall not pay or declare any dividend (whether in cash or property), or make any other distribution or return of capital on the Ordinary Shares, or purchase, redeem or otherwise acquire for value any Ordinary Shares, until all dividends as set forth in Regulation 6.1 above on the Series Preferred Shares shall have been paid or declared and set apart, except for:

6.3.1.	acquisitions of Ordinary Shares by the Company pursuant to agreements that permit the Company to repurchase such shares at no more than cost upon termination of services to the Company (as approved by the Board);

6.3.2.	acquisitions of Ordinary Shares in exercise of the Company’s right of first refusal to acquire such shares (whether pursuant to an agreement approved by the Board and/or pursuant to this Constitution); or

6.3.3.	distributions to holders of Ordinary Shares in accordance with Regulation 37.

6.4.	No dividends shall be paid on any share of Ordinary Shares, unless at the same time the Company shall pay an additional dividend on all outstanding shares of Series Preferred Shares in a per share amount equal (on an as-if-converted to Ordinary Shares basis) to or greater than the amount paid or set aside for each share of Ordinary Shares. The Company in general meeting may declare dividends on Ordinary Shares, but no dividend shall exceed the amount recommended by the directors. Subject to this Regulation 6, the directors may from time to time pay to the members of the Company such interim dividends as appear to the directors to be justified by the profits of the Company.

7.	Voting Rights

7.1.	General Rights. Each holder of shares of the Series Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such shares of Series Preferred Shares could be converted (pursuant to Regulation 8) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Ordinary Shares and shall be entitled to notice of any shareholders’ meeting in accordance with the Constitution of the Company. Except as otherwise provided herein or as required by law, the Series Preferred Shares shall vote together with the Ordinary Shares at any annual or special meeting of the shareholders and not as a separate class, and may act by written consent in the same manner as the Ordinary Shares.

7.2.	Separate Vote of Series Preferred Shares. For so long as any shares of the Series Preferred Shares (as adjusted for any share dividends, combinations, splits, recapitalizations and the like with respect to such shares after the date of adoption hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the Requisite Super Majority shall be necessary for effecting or validating the following actions, which results in the following (and the constitution or bylaws or equivalent of any subsidiary of the Company shall include equivalent provisions in favour of the holders of Series Preferred Shares):

7.2.1.	Any amendment, alteration, or repeal of any provision of the Constitution of the Company, including, without limitation, any amendment that alters or changes the voting or other powers, preferences, or other rights, privileges or restrictions of the Series Preferred Shares (whether by merger, recapitalization, reclassification, amendment or otherwise);

7.2.2.	Any increase or decrease in the authorized number of shares of Ordinary Shares, Series Preferred Shares or any other class of shares;

7.2.3.	Any authorization or any designation, whether by merger, reclassification, amendment or otherwise, or any other action resulting in the creation of any new class or series of shares or any other securities convertible into a new class or series of shares of the Company;

7.2.4.	Any redemption, repurchase, payment or declaration of dividends or other distributions or return of capital with respect to Ordinary Shares, Series Preferred Shares or any other class of shares (except for acquisitions of Ordinary Shares by the Company referred to in Regulation 6.3.1 hereof);

7.2.5.	Any agreement by the Company or its shareholders regarding or any other action resulting in an Asset Transfer or Acquisition;

7.2.6.	Any incurrence of bank indebtedness of US$500,000 or more individually or in the aggregate with all other bank indebtedness of the Company (other than payables incurred in the ordinary course of business);

7.2.7.	Any voluntary dissolution or liquidation of the Company;

7.2.8.	Any increase or decrease in the authorized number of members of the Company’s Board; or

7.2.9.	Any increase in the number of shares available for issuance under any existing equity incentive plan or the creation of any new equity incentive plan.

Notwithstanding the foregoing or anything contained in this Constitution to the contrary, if any action approved by the Requisite Super Majority pursuant to Regulation 7.2 treats any outstanding series of the Series Preferred adversely and in a manner that is materially different than how the other outstanding series of Series Preferred are treated (such series, the “Targeted Series”), then such action shall also require the approval of the holders of a majority of the outstanding shares of the Targeted Series, provided that the creation or authorisation of one or more new series of preferred stock that is senior or pari passu to the Targeted Series with respect to its rights, preferences or privileges shall not be deemed to adversely affect the Targeted Series.

7.3.	Variation of Class Rights

7.3.1.	Variation of Class Rights or Nominal Value. For the purposes of each of Regulations 7.3.1 and 7.3.2, the variation or abrogation of the rights attaching to a class of shares (“Relevant Class”) includes each of the following: (i) any variation or abrogation of class rights of the Relevant Class within the meaning of the Act, including any variation in the number of authorised Series Preferred Shares; and (ii) any variation in the nominal (par) value of the Relevant Class (“Class Rights”). Subject to Regulation 7.3.2 below, the Class Rights attaching to the Ordinary Shares and the Series Preferred Shares shall not be varied or abrogated without:

(1)	the consent in writing of (i) a Requisite Super Majority (in the case of a variation or abrogation of the Class Rights attaching to the Series Preferred Shares) or (ii) the holders of in excess of 50% in nominal value of the issued Ordinary Shares (in the case of a variation or abrogation of the Class Rights attaching to the Ordinary Shares other than any variation in the authorised number of Ordinary Shares, with respect to which Regulation 7.3.3 shall govern); or

(2)	the sanction of (i) a resolution passed at a separate general meeting of the holders of the Series Preferred Shares passed by holders of the Series Preferred Shares representing a Requisite Super Majority (in the case of a variation or abrogation of the Class Rights attaching to the Series Preferred Shares) or (ii) an ordinary resolution passed at a separate general meeting of the holders of the Ordinary Shares (in the case of a variation or abrogation of the Class Rights attaching to the Ordinary Shares other than any variation in the authorised number of Ordinary Shares, with respect to which Regulation 7.3.3 shall govern).

7.3.2.	Variation of Class Rights for Future Fund Raising Round. Notwithstanding anything to the contrary in Regulation 7.3.1, the approval of a new class of shares having superior capital, dividend, voting, anti-dilution, liquidation or other rights to any currently existing class of shares, without any other changes to the Class Rights of such existing class of shares, shall not in and of itself be deemed a variation or an abrogation of the Class Rights attaching to such existing class of shares for purposes of Regulation 7.3.1.

7.3.3.	Authorised Shares. The number of authorised Ordinary Shares may be increased or decreased (but not below the number of Ordinary Shares, as applicable, then in issue) by (in addition to any vote of the holders of Series Preferred Shares that may be required by the terms of this Constitution) the affirmative vote of the holders of shares in the capital of the Company representing a majority of the votes represented by all issued shares in the capital of the Company entitled to vote and at all times in accordance with the Act.

8.	Conversion Rights.

8.1.	The holders of the Series Preferred Shares shall have the following rights with respect to the conversion of the Series Preferred Shares into Ordinary Shares (the “Conversion Rights”):

8.1.1.	Optional Conversion. Subject to and in compliance with the provisions of this Regulation 8, any of the Series Preferred Shares may, at the option of the holder, be converted at any time into fully paid Ordinary Shares. The number of Ordinary Shares to which a holder of Series Preferred Shares shall be entitled upon conversion shall be the product obtained by multiplying the “Applicable Conversion Rate” then in effect (determined as provided in Regulation 8.1.2) by the number of shares of Series Preferred Shares being converted.

8.1.2.	Applicable Conversion Rate. The conversion rate in effect at any time for conversion of any series of Series Preferred Shares (the “Applicable Conversion Rate”) shall be the quotient obtained by dividing the Applicable Original Issue Price of such series of Series Preferred Shares by the “Applicable Conversion Price,” calculated as provided in Regulation 8.1.3.

8.1.3.	Applicable Conversion Price. The “Applicable Conversion Price” for the relevant series of Series Preferred Shares shall initially be equal to (a) the Series A Original Issue Price, in the case of shares of Series A Preferred Shares, (b) the Series B-1 Original Issue Price, in the case of shares of Series B-1 Preferred Shares, and (c) the Series B-2 Original Issue Price, in the case of shares of Series B-2 Preferred Shares. Such initial Applicable Conversion Price shall be adjusted from time to time in accordance with this Regulation 8. All references to the Applicable Conversion Price herein shall mean the Applicable Conversion Price as so adjusted.

8.1.4.	Mechanics of Optional Conversion. Each holder of the Series Preferred Shares who desires to convert the same into Ordinary Shares pursuant to this Regulation 8 shall surrender the certificate or certificates therefor, duly endorsed, at the registered office of the Company or at the office of any transfer agent for the Series Preferred Shares, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of the Series Preferred Shares being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of Ordinary Shares to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor (as determined in accordance with the Act), in Ordinary Shares (at the Ordinary Shares’ fair market value determined in good faith by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of the Series Preferred Shares being converted and (ii) in cash (at the Ordinary Shares’ fair market value determined in good faith by the Board as of the date of conversion) the value of any fractional share of Ordinary Shares otherwise issuable to any holder of Series Preferred Shares. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred Shares to be converted, and the person entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares on such date.

8.1.5.	Adjustment for Share Splits and Combinations. If at any time or from time to time on or after the date that the first share of the Series B Preferred Shares is issued (the “Original Issue Date”) the Company effects a subdivision of the outstanding Ordinary Shares, the Applicable Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding Ordinary Shares into a smaller number of shares, the Applicable Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Regulation 8.1.5 shall become effective at the close of business on the date the subdivision or combination becomes effective.

8.1.6.	Adjustment for Ordinary Shares Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date the Company pays to holders of Ordinary Shares a dividend or other distribution in additional Ordinary Shares (without a corresponding dividend or other distribution on the Series Preferred Shares), the Applicable Conversion Price then in effect shall be decreased as of the time of such issuance, as provided below:

(a)	The Applicable Conversion Price shall be adjusted by multiplying the Applicable Conversion Price then in effect by a fraction equal to:

(i)	the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance, and

(ii)	the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance plus the number of Ordinary Shares issuable in payment of such dividend or distribution;

(b)	If the Company fixes a record date to determine which holders of Ordinary Shares are entitled to receive such dividend or other distribution, the Applicable Conversion Price shall be fixed as of the close of business on such record date and the number of Ordinary Shares shall be calculated immediately prior to the close of business on such record date; and

(c)	If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Regulation 8.1.6 to reflect the actual payment of such dividend or distribution.

8.1.7.	Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Original Issue Date the Ordinary Shares issuable upon the conversion of the Series Preferred Shares are changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or a subdivision or combination of shares or share dividend provided for elsewhere in this Regulation 8), in any such event each share of the Series Preferred Shares shall thereafter be convertible in lieu of the Ordinary Shares into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of Ordinary Shares of the Company issuable upon conversion of one share of the Series Preferred Shares immediately prior to such recapitalization, reclassification, merger, consolidation or other transaction would have been entitled to receive pursuant to such transaction, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Regulation 8 with respect to the rights of the holders of the Series Preferred Shares after the capital reorganization to the end that the provisions of this Regulation 8 (including adjustment of the Applicable Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred Shares) shall be applicable after that event and be as nearly equivalent as practicable.

8.1.8.	Sale of Shares Below Applicable Conversion Price.

(a)

If at any time or from time to time on or after the Original Issue Date the Company issues or sells, or is deemed by the express provisions of this Regulation 8.1.8 to have issued or sold, Additional Ordinary Shares, other than as provided in Regulations 8.1.5, 8.1.6 or 8.1.7 above, for an

Effective Price (as defined below) less than the then effective Applicable Conversion Price (a “Qualifying Dilutive Issuance”), then and in each such case, the then existing Applicable Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Applicable Conversion Price in effect immediately prior to such issuance or sale by a fraction:

(i)	the numerator of which shall be (A) the number of Ordinary Shares deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of Ordinary Shares that the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Ordinary Shares so issued would purchase at such then-existing Applicable Conversion Price, and

(ii)	the denominator of which shall be the number of Ordinary Shares deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Ordinary Shares so issued.

For the purposes of the preceding sentence, the number of Ordinary Shares deemed to be outstanding as of a given date shall be the sum of (x) the number of Ordinary Shares outstanding, (y) the number of Ordinary Shares into which the then outstanding shares of Series Preferred Shares could be converted if fully converted on the day immediately preceding the given date, and (z) the number of Ordinary Shares that are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(b)	[Intentionally Blank].

(c)	For the purpose of making any adjustment required under this Regulation 8.1.8, the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall be defined as: (x) to the extent it consists of cash, the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (y) to the extent it consists of property other than cash, the fair market value of that property as determined in good faith by the Board, and (z) if Additional Ordinary Shares, Convertible Securities or rights or options to purchase either Additional Ordinary Shares or Convertible Securities are issued or sold together with other shares or securities or other assets of the Company for a consideration that covers both, the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Ordinary Shares, Convertible Securities or rights or options.

(d)

For the purpose of the adjustment required under this Regulation 8.1.8, if the Company issues or sells (x) preferred shares or other shares, options, warrants, purchase rights or other securities exercisable for or convertible into, Additional Ordinary Shares (such convertible shares or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Ordinary Shares or

Convertible Securities and if the Effective Price of such Additional Ordinary Shares is less than the Applicable Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Ordinary Shares issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

(i)	in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

(ii)	in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(iii)	If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

(iv)

No further adjustment of the Applicable Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Ordinary Shares or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Applicable Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Applicable Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Ordinary Shares so issued were the Additional Ordinary Shares, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Ordinary Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of the Series Preferred Shares.

References to Ordinary Shares in the subsections of this clause (d) above shall mean all Ordinary Shares issued by the Company or deemed to be issued pursuant to this Regulation 8.1.8. The “Effective Price” of Additional Ordinary Shares shall mean the quotient determined by dividing the total number of Additional Ordinary Shares issued or sold, or deemed to have been issued or sold by the Company under this Regulation 8.1.8, into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Regulation 8.1.8, for such Additional Ordinary Shares. In the event that the number of shares of Additional Ordinary Shares or the Effective Price cannot be ascertained at the time of issuance, such Additional Ordinary Shares shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(e)	In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Ordinary Shares in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Ordinary Shares in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the Applicable Conversion Price shall be reduced to the Applicable Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

8.1.9.

Certificate of Adjustment. In each case of an adjustment or readjustment of the Applicable Conversion Price for the number of Ordinary Shares or other securities issuable upon conversion of the Series Preferred Shares, if the Series Preferred Shares is then convertible pursuant to this Regulation 8, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series Preferred Shares so requesting at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Ordinary Shares issued or sold or deemed to have been issued or sold, (ii) the Applicable Conversion Price at the time in effect, (iii)

the number of Additional Ordinary Shares and (iv) the type and amount, if any, of other property that at the time would be received upon conversion of the Series Preferred Shares. Failure to request or provide such notice shall have no effect on any such adjustment.

8.1.10.	Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the shares of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of the Series Preferred Shares at least ten (10) days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the Requisite Super Majority) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Ordinary Shares (or other securities) shall be entitled to exchange their Ordinary Shares (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

8.1.11.	Automatic Conversion.

(a)	Each share of the Series Preferred Shares shall automatically be converted into Ordinary Shares, based on the then-effective Applicable Conversion Price, (A) at any time upon the affirmative election (in writing) of the Requisite Super Majority, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an equivalent filing on any other market or exchange approved by the Board, covering the offer and sale of Ordinary Shares for the account of the Company in which (i) the per share price is at least US$3.30 or foreign exchange equivalent (as adjusted for any share dividends, combinations, splits, recapitalizations and the like with respect to such shares after the date of adoption hereof), (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least US$40,000,000 or foreign exchange equivalent and (iii) the Company’s shares have been listed for trading on the New York Stock Exchange, NASDAQ Global Select Market, NASDAQ Global Market or such other market or exchange as approved by the Board. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Regulation 8.1.4.

(b)

Upon the occurrence of either of the events specified in Regulation 8.1.11(a) above, the outstanding shares of the Series Preferred Shares shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the Ordinary Shares issuable upon such conversion unless the certificates evidencing such shares of the Series Preferred Shares are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred Shares, the holders of Series Preferred Shares shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred Shares. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Ordinary Shares into which the shares of the Series Preferred Shares surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Regulation 8.1.4.

8.1.12.	Special Mandatory Conversion.

(a)	In the event that any holder of Series B Preferred Shares becomes a Defaulting Investor, then as of the applicable Second Closing (as defined in the Series B Share Purchase Agreement (i) each one share of the Series B-1 Preferred Shares held by such holder, (ii) each one share of Series B-2 Preferred Shares held by such holder and (iii) each one Ordinary Share held by such holder pursuant to the conversion of its Series B-1 Preferred Shares or Series B-2 Preferred Shares shall automatically, and without any further action on the part of such holder or any other person or entity, be converted into one-fifth of one (0.2) Ordinary Share, effective immediately after the Second Closing and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent. Such conversion is referred to as a “Special Mandatory Conversion”.

(b)	Upon any Special Mandatory Conversion specified in Regulation 8.1.12(a) above, the Company shall not be obligated to issue certificates evidencing the Ordinary Shares issuable upon such conversion unless the certificate or certificates evidencing the shares of Series B Preferred Shares automatically converted in such Special Mandatory Conversion are either delivered by the holder to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificate or certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate or certificates. Thereupon, the Company shall issue and deliver to such holder promptly and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Ordinary Shares into which such holder’s shares of Series B Preferred Shares and/or Ordinary Shares were converted in such Special Mandatory Conversion.

8.1.13.

Fractional Shares. No fractional Ordinary Shares shall be issued upon conversion of Series Preferred Shares. All Ordinary Shares (including fractions thereof) issuable upon conversion of more than one share of Series Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If after the aforementioned aggregation the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Ordinary Shares (as determined in good faith by the Board) on the date of conversion.

8.1.14.	Notices. Any notice required by the provisions of this Regulation 8 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by electronic transmission in compliance with the provisions of the Act if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

8.1.15.	Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of shares of Series Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the shares of Series Preferred Shares so converted were registered.

9.	No Reissuance of Series Preferred Shares.

9.1.	Any shares of Series Preferred Shares redeemed, purchased, converted or exchanged by the Company shall be cancelled and shall not be reissued or transferred.

10.	Transfer of Shares

10.1.	Except as otherwise provided herein, no holder of any of the shares of the Company may sell, transfer, assign, pledge, or otherwise dispose of or encumber any of the shares of the Company or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise (each, a “Transfer”) without the prior written consent of the Board. The Board may withhold such consent for any legitimate corporate purpose, as determined by the Board but is required to consent to Transfers which are permitted in accordance with the terms and conditions set out in the Shareholders Agreements. Examples of the basis for the Board to withhold its consent include, without limitation, (i) if such Transfer to individuals, companies or any other form of entity identified by the Board as a potential competitor or considered by the Board to be unfriendly; or (ii) if such Transfer increases the risk of the Company having a class of security held of record by 2,000 or more persons, or 500 or more persons who are not accredited investors (as such term is defined by the SEC), as described in Section 12(g) of the Securities Exchange Act of 1934 (the “1934 Act”) and any related regulations, or otherwise requiring the Company to register any class of securities under the 1934 Act; or (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the Company in connection with the initial issuance of such shares or the issuance of any other securities; or (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, internet site, or similar method of communication, including without limitation any trading portal or internet site intended to facilitate secondary transfers of securities; or (v) if such Transfer is to be effected in a brokered transaction; or (vi) if such Transfer represents a Transfer of less than all of the shares then held by the shareholder and its Affiliates or is to be made to more than a single transferee. Notwithstanding the forgoing, the Transfers detailed in Regulation 11.1.6 below shall not require the prior written consent of the Board.

10.1.1.	If a shareholder desires to Transfer any shares, then subject to the terms of the Shareholders Agreements, the shareholder shall first give written notice thereof to the Company. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer. Any shares proposed to be transferred as part of a Transfer to which the Board has consented pursuant to 10.1 of this Regulation 10 will first be subject to the Company’s right of first refusal provided for in Regulation 11 of this Constitution (subject to any exceptions set out in the Shareholders Agreements).

10.1.2.	Any Transfer, or purported Transfer, of shares not made in strict compliance with this Regulation or the terms of the Shareholders Agreements shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

10.1.3.	The foregoing restriction on Transfer shall terminate upon the date securities of the Company are first offered to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act of 1933, as amended (the “1933 Act”).

10.1.4.	The certificates representing shares of the Company shall bear on their face the following legend so long as the foregoing Transfer restrictions are in effect: “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE CONSTITUTION OF THE COMPANY.”

10.1.5.	The Board shall not withhold its consent under this Regulation 10.1 to any Transfer by any Investor where such Transfer is made in accordance with the provisions of any right of first refusal and co-sale, investor rights and/or voting agreement relating to the Company dated on or about the date of adoption of this Constitution.

10.1.6.	The Board shall not register a Transfer unless the relevant transferee(s) has executed a deed of adherence to the Shareholders Agreements in a form approved of by the Board.

10.2.	The instrument of transfer of any share shall be executed by or on behalf of the transferor, save that if the share concerned (or one or more of the shares concerned) is not fully paid, the instrument shall be executed by or on behalf of the transferor and the transferee.

10.3.	Without prejudice to the powers of the directors under Section 95(2) of the Act, the directors may, in their absolute discretion, and without giving any reason for doing so, decline to register any transfer of any share, whether or not it is a fully paid share. The restriction on the power to decline to register a transfer of shares contained in Section 95(1)(b) of the Act shall not apply. Notwithstanding the foregoing, the Board shall not decline to register any transfer of any share by any Investor where such transfer is made in accordance with the provisions of any right of first refusal and co-sale, investor rights and/or voting agreement relating to the Company dated on or about the Date of Adoption.

10.4.	In the event that the Board and the Requisite Super Majority approve a Liquidation Event (each, a “Sale of the Company”), then each Shareholder and the Company hereby agree:

10.4.1.	if such transaction requires Shareholder approval, with respect to all Shares that such Shareholder owns or over which such Shareholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Constitution required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale of the Company;

10.4.2.	if such transaction is in the form of a sale of shares (a “Share Sale”), to sell the same proportion of share capital of the Company beneficially held by such Shareholder as is being sold by the Requisite Super Majority to the person or entity to whom the Requisite Super Majority propose to sell their Shares, on the same terms and conditions as the Requisite Super Majority (except that the proceeds shall be distributed in accordance with Regulation 37);

10.4.3.	to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Requisite Super Majority in order to carry out the terms and provision of this Regulation 10.4, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents, provided, however, that the representations and warranties required from Shareholders in such documentation shall be limited to ownership, title and ability to transfer such shares in the Sale of Company Transaction free and clear of any liens, no Shareholder shall be liable under such documentation for the breach of a representation, warrant, covenant or agreement of any other Shareholder (except to the extent paid out of an established escrow on a pro rata basis), and any indemnification obligation or potential liability of such Shareholder shall in no event be in excess of the total consideration to be received by such Shareholder in the Sale of the Company;

10.4.4.	not to deposit, and to cause their Affiliates not to deposit, except as provided in the Constitution, any Shares owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

10.4.5.	to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

10.4.6.	if the consideration to be paid in exchange for the Shares pursuant to this Regulation 10.4 includes any securities and due receipt thereof by any Shareholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the 1933 Act, the Company may cause to be paid to any such Shareholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Shareholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

10.4.7.	in the event that the Requisite Super Majority, in connection with such Sale of the Company, appoint a Shareholder representative (the “Shareholder Representative”) with respect to matters affecting the Shareholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Shareholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Shareholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Shareholder Representative in connection with such Shareholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Shareholders, and (y) not to assert any claim or commence any suit against the Shareholder Representative or any other Shareholder with respect to any action or inaction taken or failed to be taken by the Shareholder Representative in connection with its service as the Shareholder Representative, absent fraud or willful misconduct.

10.4.8.	Each existing shareholder has granted (and any future shareholder undertakes to each other shareholder to grant) an irrevocable proxy and power of attorney in connection with a Sale of the Company as set out in the voting agreement which forms part of the Shareholders Agreements.

11.	Right of First Refusal

11.1.	No shareholder shall Transfer any of the shares of the Company, except by a Transfer which meets the requirements set forth in this Regulation 11 or is permitted by the Shareholders Agreement, in addition to any other restrictions or requirements set forth under applicable law or this Constitution:

11.1.1.	If the shareholder desires to Transfer any of his or her shares, then the shareholder shall first give written notice thereof to the Company. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

11.1.2.	For 30 days following receipt of such notice, the Company shall have the option to acquire up to all the shares specified in the notice at the price and upon the terms set forth in such notice (subject to the provisions of the Act); provided, however, that, with the consent of the proposed transferor, the Company shall have the option to acquire a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other Transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Regulation 11, the price shall be deemed to be the fair market value of the shares at such time as determined in good faith by the Board. In the event the Company elects to acquire all of the shares or, with consent of the shareholder, a lesser portion of the shares, it shall give written notice to the transferring shareholder of its election and settlement for said shares shall be made as provided below in 11.1.4 of this Regulation 11.

11.1.3.	The Company may assign its rights hereunder to any other Group Company.

11.1.4.	In the event the Company and/or its assignee(s) elect to acquire any of the shares of the transferring shareholder as specified in said transferring shareholder’s notice, the Secretary of the Company shall so notify the transferring shareholder and settlement thereof shall be made in cash within 30 days after the Secretary of the Company receives said transferring shareholder’s notice; provided that if the terms of payment set forth in said transferring shareholder’s notice were other than cash against delivery, the Company and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring shareholder’s notice.

11.1.5.	In the event the Company and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring shareholder’s notice, said transferring shareholder may, subject to the Company’s approval and all other restrictions on Transfer provided for in Regulation 10 of this Constitution, within the 60-day period following the expiration or waiver of the option rights granted to the Company and/or its assignees(s) herein, Transfer the shares specified in said transferring shareholder’s notice which were not acquired by the Company and/or its assignees(s) as specified in said transferring shareholder’s notice. All shares so sold by said transferring shareholder shall continue to be subject to the provisions of this Constitution in the same manner as before said Transfer.

11.1.6.	Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the right of first refusal in 11.1.2 of this Regulation 11:

(1)	A shareholder’s Transfer of any or all shares held either during such shareholder’s lifetime or on death by will or intestacy to such shareholder’s immediate family or to any custodian or trustee for the account of such shareholder or such shareholder’s immediate family or to any limited partnership of which the shareholder, members of such shareholder’s immediate family or any trust for the account of such shareholder or such shareholder’s immediate family will be the general or limited partner(s) of such partnership. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the shareholder making such Transfer;

(2)	A shareholder’s Transfer of any or all of its shares pursuant to and in accordance with the terms of any sale, scheme of arrangement, merger, consolidation, reclassification of shares or capital reorganization of the shareholder, or pursuant to a sale of all or substantially all of the stock or assets of a shareholder;

(3)	A shareholder’s Transfer of Series Preferred Shares of the Company (or any Ordinary Shares issued upon conversion thereof);

(4)	A shareholder’s Transfer of any or all of its shares to any or all of its shareholders;

(5)	A Transfer by a shareholder which is a limited or general partnership to any or all of its partners or former partners in accordance with partnership interests; or

(6)	A Transfer by a shareholder which is a corporation to any parent corporation or wholly-owned subsidiary of such corporation, or any direct or indirect wholly-owned subsidiary of the ultimate parent entity of such corporation.

In any such case, the transferee, assignee, or other recipient shall receive and hold such shares subject to the provisions of this Regulation 11 and any other restrictions set forth in this Constitution, and there shall be no further Transfer of such shares except in accord with this Regulation 14 and the other provisions of this Constitution.

11.1.7.	The provisions of this Constitution may be waived with respect to any Transfer either by the Company, upon duly authorized action of its Board, or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the Company (excluding the votes represented by those shares to be transferred by the transferring shareholder).

11.1.8.	Any Transfer, or purported Transfer, of securities of the Company shall be null and void unless the terms, conditions, and provisions of this Regulation 11 are strictly observed and followed.

11.1.9.	The foregoing right of first refusal shall terminate upon the date securities of the Company are first offered to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the 1933 Act, as amended, or on any other market exchange approved by the Board.

11.1.10.	The certificates representing Ordinary Shares of the Company that are subject to the right of first refusal in 11.1.1 of this Regulation 11 shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect: “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE CONSTITUTION OF THE COMPANY.”

11.1.11.	To the extent this Regulation 11 conflicts with any written agreements between the Company and the shareholder attempting to Transfer shares, such agreement shall take precedence.

12.	Transmission of Shares by Operation of Law in Consequence of a Merger:

12.1.	In any case in which any share or shares in the Company (Relevant Shares) which are held by another company or body corporate, wherever incorporated (the Corporate Member) is or are transmitted by operation of law in consequence of a merger involving the Corporate Member and one or more other companies (which may include the Company) or bodies corporate, wherever incorporated, and which is put into effect in accordance with the provisions in that regard contained in the Act, in the European Communities (Cross-Border Mergers) Regulations 2008 (S.I. No. 157 of 2008) (as amended), or in any other applicable law or other enactment (a merger) and if, in any such case, the provisions of Section 480(6) of the Act are not applicable for any reason, a transfer of the Relevant Shares may be validly effected in accordance with the following provisions of this Regulation.

12.2.	In any case as is mentioned in the foregoing paragraph 12.1 of this Regulation, any person who is or who becomes entitled to any Relevant Shares in consequence of any such merger (a Relevant Person) may, subject always to paragraph 12.3 of this Regulation, upon such evidence being produced as may from time to time be required by the directors of the Company (including without limitation any information and documentation relating to the merger and the title and other rights of the Relevant Person to the Relevant Shares arising as a result thereof) elect either to be registered himself in the register as holder of the Relevant Shares, or, to the extent permitted by law, to have some person nominated by him (being a person who consents to be so registered) registered in the register as the transferee thereof.

12.3.	The directors of the Company shall, in either of those cases, have the same rights under the Act or this Constitution to decline or suspend registration as they would have had in the case of a transfer of the Relevant Shares by the Corporate Member before the merger was put into effect as aforesaid.

12.4.	If the Relevant Person elects to be so registered himself, the Relevant Person shall furnish to the Company a notice in writing signed by him stating that he so elects, and if the Relevant Person elects, to the extent permitted by law, to have another person registered instead, the Relevant Person shall testify his or her election by executing in favour of that other person a transfer of the Relevant Shares.

12.5.	All the limitations, restrictions and provisions contained in the Act or in this Constitution relating to the right to transfer and the registration of a transfer of a share shall be applicable to a notice or transfer referred to in paragraph 12.4 of this Regulation as if the merger had not occurred and the notice or transfer were a transfer signed by the Corporate Member.

12.6.	Subject to paragraph 12.7 of this Regulation, the Relevant Person (or any other person nominated by him, to the extent permitted by law, in accordance with the foregoing provisions of this Regulation) shall, on and from the effective date of the merger, be entitled to the same dividends, bonus and other monies payable in respect of the Relevant Shares and other advantages to which he would be entitled if he was the registered holder of the Relevant Shares but shall not, before being registered in the register as a member in respect of the Relevant Shares, be entitled in respect of them to exercise any rights conferred by membership in relation to meetings of the Company.

12.7.	The directors of the Company may at any time serve a notice on any Relevant Person requiring the Relevant Person to make the election, to the extent permitted by law, provided for by paragraph 12.2 of this Regulation and, if the person does not make that election (and proceed to do, consequent on that election, whichever of the things mentioned in paragraph 12.4 of this Regulation is appropriate) within 90 days after the service of the notice, the directors may thereupon withhold payment of all dividends, bonuses or other monies payable in respect of the Relevant Shares until the requirements of the notice have been complied with.

12.8.	The Company may charge a fee not exceeding €10 on the registration of any person entitled to a share in consequence of a merger in accordance with the foregoing provisions of this Regulation.

12.9.	The provisions of this Regulation shall be subject to any order made by a court having lawful jurisdiction in respect of a merger.

13.	Acquisition of Own Shares: Subject to (and without prejudice to) the provisions of the Act, the Company may acquire its own shares by purchase, or in the case of redeemable shares, by redemption or purchase, on such terms (including as to the consideration for, and the timing of, any such purchase or redemption) and in such a manner as shall be determined by the directors in their absolute discretion.

14.	Directors:

14.1.	Director Matters

14.1.1.	Number of Directors: The number of directors from time to time shall be at least two and not more than ten (unless approved of by a Requisite Super Majority).

14.1.2.

Quorum: The quorum necessary for the transaction of the business of the directors shall be three in person or by alternate (provided always that the majority of the directors constituting the quorum shall be Series Preferred Directors). If within half an hour from the time appointed for the meeting a quorum (with the majority of the directors constituting the quorum being Series Preferred Directors) is not present, the meeting, shall be adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Board may determine, and if at the adjourned meeting a quorum (provided always that the majority of the directors constituting the quorum shall be Series Preferred Directors) is not present within half an hour from the time appointed for the meeting, the directors present shall be a quorum provided only those matters as specifically sent out in the agenda for the initial meeting are put before the adjourned meeting.

14.1.3.	Board Meetings: The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any such meeting shall be decided by a majority of votes of those directors present and counted towards the quorum at that meeting and where there is an equality of votes, the chairperson shall not have a second or casting vote. A director may, and the secretary on the requisition of a director shall, at any time summon a meeting of the directors. Any director (including an alternate) or any member of a committee of directors may participate in a meeting of the directors or a committee of directors of which he is a member by means of a conference telephone or similar communicating equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner will be deemed to constitute presence in person (or, as the case may be, by alternate) at such meeting and, for the purposes of determining whether the quorum for the transaction of business exists, any directors or committee member in telephonic communication with a meeting of directors or of a committee as the case may be will be counted in the quorum. Such meeting shall be deemed to be held at the place where the chairman of the meeting is present or if otherwise agreed in the place where the person who originated the telephonic communication is present and the word “Meeting” where used in this Constitution in the context of the meeting of the directors or any committee thereof shall be construed accordingly.

14.1.4.	General: The business of the Company shall be managed by the directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Act or by these Regulations, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Regulations, to the provisions of the Act and to such directions, being not inconsistent with the aforesaid regulations or provisions, as may be given by the Company in general meeting; but no direction given by the Company in general meeting shall invalidate any prior act of the directors which would have been valid if that direction had not been given. The Board may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Regulations) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

14.1.5.	Minutes: The directors shall cause minutes to be made in books provided for the purpose -

(a)	of all appointment of officers made by the directors;

(b)	of the names of the directors present at each meeting of the directors and of any committee of the directors; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the directors and of committees of directors.

14.2.	Election of Board of Directors:

14.2.1.	For so long as any shares of Series A Preferred Shares remain outstanding, the holders of Series A Preferred Shares, voting as a separate class, shall be entitled to appoint and remove (either at a meeting of the holders of the Series A Preferred Shares or by notice in writing signed by the relevant Investor listed in this Regulation 14.2.1 as having an entitlement to appoint a director) up to four members to the Board and to fill any vacancy caused by the resignation, death or removal of such directors, in each case by notice in writing to the Company secretary and in accordance with the provisions of any voting agreement relating to the Company dated on or about the date of adoption hereof. At the date of adoption the four members of the Board to be appointed by the holders of the Series A Preferred Shares shall be:

(1)	one individual designated by Frazier Healthcare VII, L.P. and Frazier Healthcare VII-A, L.P. (collectively, “Frazier”) so long as Frazier does not become a Defaulting Investor;

(2)	one individual designated by Canaan Partners so long as it does not become a Defaulting Investor;

(3)	one individual designated by New Leaf Venture Partners so long as it does not become a Defaulting Investor; and

(4)	one individual designated by Sofinnova Ventures so long as it does not become a Defaulting Investor.

14.2.2.	For so long as any shares of Series B Preferred Shares remain outstanding, the holders of Series B Preferred Shares, voting as a separate class, shall be entitled to appoint and remove (either at a meeting of the holders of the Series B Preferred Shares or by notice in writing signed by the relevant Investor listed in this Regulation 14.2.2 as having an entitlement to appoint a director) up to three members to the Board and to fill any vacancy caused by the resignation, death or removal of such directors, in each case by notice in writing to the Company secretary and in accordance with the provisions of any voting agreement relating to the Company dated on or about the date of adoption hereof. At the date of adoption the one member of the Board to be appointed by the holders of the Series B Preferred Shares shall be:

(1)	one individual designated by Arix Biosciences Holdings Ltd. (“Arix”) so long as Arix does not become a Defaulting Investor;

(2)	one individual designated by Advent Life Sciences LLP and Advent Life Sciences Fund II LP (collectively, “Advent”) so long as Advent does not become a Defaulting Investor; and

(3)	one individual designated by Pivotal bioVenture Partners Fund I, L.P. (“Pivotal”) so long as Pivotal does not become a Defaulting Investor.

14.2.3.	The holders of Ordinary Shares, voting as a separate class, shall be entitled to appoint one member to the Board (being the person then serving as chief executive officer) and to remove from office such director (where he/she ceases to be the chief executive officer), in each case by notice in writing to the company secretary and in accordance with the provisions of any voting agreement relating to the Company dated on or about the date of adoption.

14.2.4.	The holders of Ordinary Shares and Series Preferred Shares, voting together as a single class on an as-if-converted basis, shall be entitled to appoint and remove (by notice in writing or by vote at a general meeting) all remaining members to the Board and to fill any vacancy caused by the resignation, death or removal of such directors, in each case by notice in writing to the company secretary and in accordance with the provisions of any voting agreement relating to the Company dated on or about the date of adoption hereof.

14.2.5.	Any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Constitution, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of shares, the holders of shares of such class or series may override the Board’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Company’s shareholders or (ii) written consent, if the consenting shareholders hold a sufficient number of shares to elect their designee at a meeting of the shareholders in which all members of such class or series are present and voted. Any director may be removed during his or her term of office without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of shares entitled to elect such director or directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders, and any vacancy thereby created may be filled by the holders of that class or series of shares represented at the meeting or pursuant to written consent. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.

15.	Committees of Directors: The directors may delegate any of their powers to committees consisting of such member or members of the board as they think fit provided however that each Committee shall include at least a majority of Series Preferred Directors; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the directors. A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within 5 minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and where there is an equality of votes, the chairman shall not have a second or casting vote. All acts done by any meeting of the directors or of a committee of directors or by any person acting as a directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such directors or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director. The meetings and proceedings of any committee formed by the directors will be governed by the provisions set out in the Act regulating the meetings and proceedings of directors so far as the same are applicable and are not superseded by any regulations imposed on such committee by the directors from time to time. Each Series Preferred Director shall be entitled (at his discretion) to be appointed to each committee established by the Board.

16.	Vacation of Office of Director:

16.1.	The office of a director shall, in addition to the circumstances in which it shall be vacated described in Section 136 (share qualification, if applicable) and Section 148(1) (bankruptcy and disqualification), also be vacated automatically if the director dies in office, or if the director:

16.1.1.	becomes subject to a declaration of restriction made pursuant to Chapter 3 of Part 14 of the Act;

16.1.2.	is sentenced to a term of imprisonment following conviction of any indictable offence, unless the term of imprisonment is suspended, such that he is not imprisoned in respect of the offence;

16.1.3.	is no longer reasonably regarded by his co-directors as possessing an adequate decision-making capacity for reasons of health, and his co-directors have accordingly resolved that his office be vacated on this ground, or he becomes the subject of an order made in Ireland or elsewhere by a court claiming jurisdiction in that regard for his detention or for the appointment of a guardian or other person to exercise powers with respect to his property or affairs, on the ground, in any such case, of mental disorder or incapacity;

16.1.4.	resigns his office by notice in writing to the Company; or

16.1.5.	makes any arrangement or composition in Ireland or elsewhere with his creditors generally, and his co-directors resolve, for that reason, that his office be vacated.

16.2.	The provisions of paragraphs 16.1.1 to 16.1.5 of this Regulation shall apply to the exclusion of the provisions of Section 148(2) of the Act.

17.	Alternate Directors:

17.1.	Any director (the appointer) may at any time and from time to time appoint by notice in writing to the Company any person to be his alternate.

17.2.	A person may act as an alternate for more than one director and while he is so acting will be entitled to a separate vote for each director he is representing and, if he is himself a director, his vote or votes as an alternate will be in addition to his own vote.

17.3.	An alternate will be counted for the purpose of reckoning whether a quorum is present at any meeting attended by him at which he is entitled to vote, but where he is himself a director or is the alternate of more than one director he will only be counted once for such purpose.

17.4.	An alternate will be entitled, subject to his giving to the Company an address to receive notice of all meetings of the directors and of all meetings of committees of which his appointer is a member, to receive notice of and attend and vote at any meeting of the directors (or of a committee of which his appointer is a member) at which the appointer is not personally present. An alternate shall not be entitled to be remunerated or paid fees otherwise than out of the remuneration or fees as the case may be paid to the appointer.

17.5.	The alternate will be entitled, in the absence of the appointer, to exercise all the powers, rights, duties and authorities of the appointer as a director (other than the right to appoint an alternate hereunder).

17.6.	An alternate’s appointment will automatically come to an end if for any reason the appointer ceases to be a director, but if a director retires but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate made by him which was in force immediately prior to his retirement will continue after his re-appointment. Section 165(5) and (6) of the Act in relation to revocation of appointment shall apply.

18.	Managing and Executive Directors:

18.1.	Subject to the other provisions of this Constitution, the directors may from time to time appoint one or more of themselves to be managing director or chief executive officer or any other category of executive director (by whatever name called) for such period, and on such terms as to remuneration or otherwise, as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. The directors may entrust to and confer upon any director so appointed any of the powers exercisable by them upon such terms and conditions and with such restrictions (if any) as they may think fit, and either concurrently with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any conferral of such powers. Section 159(2) of the Act shall not apply in relation to any such appointment.

19.	Directors’ Contracts:

19.1.	Notwithstanding the provisions of Section 162 of the Act, no contract will be entered into by the Company for the employment of, or the provision of services by, a director or a director of a holding company of the Company containing a term to which Section 249 of the Act applies, without obtaining the approval provided for in that Section.

20.	Directors’ Right to Attend Meetings:

20.1.	A director who is not a member of the Company will nevertheless be entitled to receive notice of, attend and speak at any general meeting or separate meeting of the holders of any class of share.

21.	Voting by Directors:

21.1.	A director may vote in respect of any contract, appointment or arrangement in which he is interested, and he shall be counted in the quorum present at any meeting at which such matters are considered. Section 163 of the Act shall not apply.

22.	Remuneration of Directors:

22.1.	The remuneration which shall include benefits in kind, and any fees, to be paid to directors of the Company shall be at such rate and basis as the directors shall determine from time to time. The directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the Company or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the directors from time to time, or a combination partly of one such method and partly of the other. The amount, rate or basis of the fees, remuneration or expenses paid or to be paid to the directors shall not require the approval of or ratification by the Company in general meeting.

22.2.	The board may approve additional remuneration to any director undertaking any special work or services for, or undertaking any special task on behalf of the Company including participating as a member of a committee, in addition to his ordinary work as a director. Any remuneration or fees paid by a director who is also a legal adviser to the Company or otherwise serves the Company in a professional capacity shall be in addition to any remuneration or fees paid to him as a director of the Company.

23.	Resolutions in Writing:

23.1.	Notwithstanding the provisions of Section 161(1) of the Act, a resolution in writing signed by each director or by his alternate will be as valid as if it had been passed at a meeting of the directors duly convened and held.

23.2.	A resolution in writing signed by each member of a committee (or, in the case of a director, his alternate) will be as valid as if it had been passed at a meeting of that committee duly convened and held.

23.3.	Any such resolution as is referred to in this Regulation may consist of one document or two or more documents in like form to the same effect, each signed by one or more of the signatories, and for all purposes shall take effect from the time that it is signed by the last such signatory.

24.	Certain matters not to amount to conflicts of interest, etc.:

24.1.	A director who has been validly appointed or nominated for appointment by a particular member or members may (i) be a director or other officer of, employed by or otherwise interested (including by the holding of shares) in, any such member or members, or of any body corporate owned or controlled by any such member or members, and (ii) have regard to the interests of that member or members, and shall not be deemed to have a conflict of interest or to be in breach of his duty under Section 228(1)(f) of the Act in any such circumstances.

24.2.	A director who declares the nature of his interest in a contract (as the expression contract is to be interpreted by Section 231 of the Act) or proposed contract with the Company in accordance with the requirements of the Act in that regard shall not be deemed to be in breach of his duty under Section 228(1)(f) of the Act, but this is without prejudice to the powers of the directors to take any action which they may consider appropriate in their discretion in relation to any matters so disclosed.

25.	Directors’ and Officers’ Interests: A director may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves a contract, transaction or arrangement in which he or she is interested and he or she shall be at liberty to vote in respect of any contract, transaction or arrangement in which he or she is interested, provided that the nature of the interest of any director in any such contract or transaction shall be disclosed by him or her in accordance with Section 231 of the Act, at or prior to its consideration and any vote thereon. Regulation 25 shall apply to the exclusion of the provisions of Section 1113 of the Act.

26.	Use of Company property:

26.1.	Unless the members of the Company in general meeting shall otherwise determine, and subject always to the other Regulations of this Constitution, any director may use, for his own benefit, any of the Company’s property where the other directors or the members of the Company have given their consent (whether express or implied) to that use.

27.	Proxies:

27.1.	The instrument appointing a proxy shall be in the form prescribed by the Act, or as near to it as circumstances permit. The instrument of proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the registered office of the Company or at such other place within Ireland as is specified for that purpose in the notice convening the meeting of the Company, and shall be so deposited not later than before the commencement of the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll, before the commencement of the taking of the poll.

27.2.

The directors or the secretary may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility or by facsimile transmission, and may permit supplements, amendments or revocations of any such appointments to be made by similar means. Any such appointments of proxy and any such supplements, amendments or revocations thereof may be made subject to such terms and conditions as the directors or secretary may determine from time to time in their or his discretion, and any such appointments, supplements, amendments or revocations of proxy will be deemed deposited at the place specified for such purpose, once received by the Company. The directors may treat any such communication, facility or transmission which purports to be or is expressed to be sent on behalf of a member as sufficient evidence of the authority of the person sending it to send it on behalf of that member.

27.3.	Any body corporate which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company.

28.	Business of AGM: Without prejudice to the powers of the directors to include on the agenda of any annual general meeting of the Company such other matters as they may, in their absolute discretion, think fit, the business of the annual general meeting of the Company shall be required to include only the following matters:

28.1.	the consideration of the Company’s statutory financial statements and the report of the directors and, unless the Company is entitled to and has availed itself of the audit exemption under Section 360 or Section 365 of the Act, the report of the statutory auditors on those statements and that report;

28.2.	the review by the members of the Company’s affairs; and

28.3.	save where the Company is entitled to and has availed itself of the exemption referred to in paragraph 28.1 of this Regulation, the appointment or re-appointment of statutory auditors.

29.	General Meetings outside Ireland: An annual general meeting or an extraordinary general meeting of the Company may be held inside or outside Ireland provided that, if the Company holds any such meeting outside Ireland then, unless all of the members entitled to attend and vote at such meeting consent in writing to its being held outside Ireland, the Company shall at its own expense make all necessary arrangements to ensure that members can, by technological means, participate in any such meeting without leaving Ireland.

30.	General Meetings

30.1.	Quorum: The quorum for general meetings of the Company shall be three members of the Company (including such number of Investors as constitute a Requisite Super Majority) present in person or by proxy unless the Company is a single-member company, in which case one member present in person or by proxy shall be a quorum.

30.2.	Chairperson: Where there is an equality of votes, whether on a show of hands or on a poll, the chairperson of the meeting at which the show of hands takes place or at which the poll is demanded, shall not have a second or casting vote.

30.3.	EGM: All general meetings other than annual general meetings shall be called extraordinary general meetings.

30.4.

Proceedings: No business shall be transacted at a general meeting of the Company unless a quorum of members is present at the time when the meeting proceeds to business. Three members present in person or by proxy shall constitute a quorum (which must include such number of Investors as constitute a Requisite Super Majority). If within 30 minutes from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within 30 minutes from the time appointed for such meeting, the members present shall be a quorum provided that at least any three (3) members are present in person or by proxy provided only those matters specifically sent out in the agenda for the initial meeting are put before the adjourned meeting. The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act, the directors present shall elect one of their number to be chairman of the meeting. If at any meeting no director is willing to act as chairman or if no director is present within 15 minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting. The chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

30.5.	Votes: Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person and every proxy shall have one vote, so, however, that no individual shall have more than one vote, and on a poll every member shall have one vote for each share of which he is the holder. Where there are joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose, seniority shall be determined by the order in which the names stand in the register. No member shall be entitled to vote at any general meeting unless all calls or other sums immediately payable by him in respect of shares in the Company have been paid. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive. Votes may be given either personally or by proxy. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing, or, if the appointer is a body corporate, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. A vote in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, if not intimation in writing of such death, insanity, revocation or transfer as aforesaid is received by the Company at the office before the commencement of the meeting or adjourned meeting at which the proxy is used. Every person who, by operation of law, transfer or other means shall become entitled to any Share shall be bound by every notice or other document which previous to his or her name and address being entered on the register in respect of that Share, shall have been given to the person in whose name the Share shall have been previously registered.

31.	Right to demand a poll:

31.1.	At any general meeting a poll may be demanded by:

31.2.	the chairperson of the meeting;

31.2.1.	at least two members present in person or by proxy;

31.2.2.	any Investor present in person or by proxy;

31.2.3.	any member or members present in person or by proxy and representing not less than 10 per cent of the total voting rights of all the members of the Company having the right to vote at the meeting; or

31.2.4.	a member or members holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than 10 per cent of the total sum paid up on all the shares conferring that right.

32.	Restriction on voting: For so long as the Company holds any shares as treasury shares, or any subsidiary of the Company holds shares in the Company, then the Company or the subsidiary (as the case may be) shall not exercise any voting rights in respect of the shares.

33.	Unanimous Written Resolutions and Majority Written Resolutions

A unanimous written resolution and a majority written resolution may be passed by members subject to and in accordance with Section 193 and Section 194 respectively of the Act.

34.	Directors’ and Officers’ Indemnity: Subject to the provisions of the Act, every director, managing director, chief executive officer, secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him:

34.1.	in defending any proceedings, whether civil or criminal, in relation to his acts or omissions while acting in such office, in which judgment is given in his favour or in which he is acquitted; or

34.2.	in connection with any proceedings or application referred to in, or under, Sections 233 or 234 of the Act in which relief is granted to him by the court.

35.	Notices:

35.1.	Any notice or document to be served on or given to a member of the Company by the Company or by an officer of the Company whether pursuant to any provision of the Act or this Constitution or otherwise may be served on or given to the member in any of the ways specified in subsection (3) of Section 218 of the Act (including by electronic means provided that in such a case the conditions specified in subsection (4) of that Section are satisfied), and the notice or document shall be deemed to have been served or given as follows:-

35.1.1.	if given personally or delivered to the member, when so given or delivered;

35.1.2.	if left at the registered address of the member, when so left at that address;

35.1.3.	if the notice is a notice of a general meeting, and it is posted using ordinary pre-paid post to the registered address of the member, on the expiration of 24 hours following posting (as permitted by Section 181(3) of the Act) but in a case where the notice or document is not a notice of a meeting, it shall be deemed to have been given or served 48 hours after the cover containing it was posted, and if so posted on a Friday, 72 hours after it was so posted; and

35.1.4.	if served on or delivered to a member by electronic means, both in the case of the service or giving of the notice or document by sending it by electronic mail and by making it available or displaying it on a website, 12 hours after the time it was sent, or made available or displayed.

35.1.5.	Where the Company is required or obliged to serve a notice on or give it to a person other than a member of the Company, it shall be in writing and, without prejudice to any method of service provided for in the Act, may be served on or given to that person personally, or by leaving it at or posting it to the last-known postal address of that person, or by sending it to the other person by electronic mail provided that the person has consented to the use of electronic mail to serve or give notices on or to such person and has not, at the time that electronic mail is so used, given written notice to the Company in accordance with the provisions of this Constitution withdrawing that consent. A notice or document given or served in a manner referred to in this paragraph shall be deemed to have been given or served as follows:

35.1.6.	if given personally, when so given;

35.1.7.	if left at the last-known postal address of the person, when so left at that address;

35.1.8.	if posted using ordinary pre-paid post to the last-known postal address of the other person on any day other than a Friday, 48 hours after the cover containing it was posted, and if so posted on a Friday, 72 hours after it was so posted; and

35.1.9.	if served on or delivered to the other person by electronic mail, 12 hours after the time it was sent.

35.2.	Without prejudice to any provision of the Act or of these Regulations concerning the sending of notices or other documents to the Company, any notice or other document which is required to be served on or given to the Company by a member or by any other person under the Act or this Constitution shall be in writing and in the English language, and may be served on or given to the Company by giving or delivering it personally to the secretary of the Company or by posting it using ordinary pre-paid post to the registered office of the Company marked for the attention of the secretary, and will be deemed to have been served on or given to the Company;

35.2.1.	if given or delivered personally, when so given or delivered; and

35.2.2.	if posted in the manner described in this paragraph on any day other than a Friday, 48 hours after the cover containing it was posted, and if so posted on a Friday, 72 hours after it was so posted.

36.	Single-member Company:

36.1.	If at any time the Company has only one member, that is to say that all the issued shares of the Company are registered in the name of a sole person (whether a natural person or a body corporate), it will be a single-member company within the meaning of the Act. If and so long as the Company is a single-member company, the sole member may appoint a person to be a director of the Company by serving a notice in writing on the Company which states that the named person is appointed director, and this applies notwithstanding anything in subsection (3) of Section 144 of the Act (save for the requirement of it that any limit for the time being on the number of directors provided for in this Constitution (if any) is to be observed) or in subsection (4) of Section 144.

36.2.

Where the Company is a single-member company and the sole member takes any decision which has effect, pursuant to Section 196 of the Act, as if agreed by the Company in general meeting, the member shall provide the Company with a written record of that decision, unless the decision is taken by way of written resolution which the member has already forwarded to the Company, and where the Company is notified by the sole member of a decision taken by way of a written resolution, or of a written record of a decision taken by that sole member, the Company shall record and retain the notification in a book or other suitable means maintained for the purpose.

36.3.	Where the Company is a single-member company and the sole member exercises or discharges any power, right or obligation pursuant to Section 196 of the Act, involving or consisting of the passing of a resolution, or the sole member agreeing to a thing, and the provisions of Section 198 shall apply to that resolution or thing, the Company shall notify such exercise or discharge in writing within 15 days of the occurrence thereof to the Registrar of Companies.

36.4.	Where the Company is a single-member company and enters into a contract with the sole member which is not in the ordinary course of business and which is not in writing, and the sole member also represents the Company in the transaction (whether as a director or otherwise), the Company shall ensure that the terms of the contract are forthwith set out in a written memorandum or are recorded in the minutes of the next directors’ meeting.

37.	Liquidation Rights.

37.1.	Upon any Liquidation Event, before any distribution or payment shall be made to the holders of (i) any Series A Preferred Shares; or (ii) any Ordinary Shares, subject to the right of any of the Series B Preferred Shares that may from time to time come into existence, the holders of the Series B Preferred Shares shall be entitled to be paid out of the assets of the Company legally available for distribution (or the consideration received by the Company or its shareholders in an Acquisition) for each Series B-1 Preferred Share held by them, an amount per share of one Series B-1 Preferred Share equal to the Series B-1 Original Issue Price plus all declared and unpaid dividends on such Series B-1 Preferred Share and for each Series B-2 Preferred Share held by them, an amount per share of one Series B-2 Preferred Share equal to the Series B-2 Original Issue Price plus all declared and unpaid dividends on such Series B-2 Preferred Share. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of the Series B Preferred Shares of the liquidation preference set forth in this Regulation 37.1, then such assets (or consideration) shall be distributed among the holders of the Series B Preferred Shares at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

37.2.	After the payment of the full liquidation preference of the Series B Preferred Shares as set forth in Regulation 37.1 above, before any distribution or payment shall be made to the holders of any Ordinary Shares, subject to the right of any of the Series A Preferred Shares that may from time to time come into existence, the holders of the Series A Preferred Shares shall be entitled to be paid out of the remaining assets of the Company legally available for distribution in such Liquidation Event (or the consideration received by the Company or its shareholders in an Acquisition), if any, for each Series A Preferred Share held by them, an amount per share of one Series A Preferred Share equal to the Series A Original Issue Price plus all declared and unpaid dividends on such Series A Preferred Share. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of the Series A Preferred Shares of the liquidation preference set forth in this Regulation 37.2, then such assets (or consideration) shall be distributed among the holders of the Series A Preferred Shares at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

37.3.	After the payment of the full liquidation preference of the Series B Preferred Shares as set forth in Regulation 37.1 above and the Series A Preferred Shares as set forth in Regulation 37.2 above, the remaining assets of the Company legally available for distribution in such Liquidation Event (or the consideration received by the Company or its shareholders in an Acquisition), if any, shall be distributed ratably to the holders of the Ordinary Shares and Series Preferred Shares on an as-if-converted to Ordinary Shares basis until such holders of Series Preferred Shares have received pursuant to Regulation 37.1 and Regulation 37.2 above and this Regulation 37.3 an aggregate amount per share of Series Preferred Shares equal to three times the Applicable Original Issue Price, respectively; thereafter, the remaining assets of the Company legally available for distribution in such Liquidation Event (or the consideration received by the Company or its shareholders in an Acquisition), if any, shall be distributed ratably to the holders of the Ordinary Shares.

37.4.	For the avoidance of doubt, an Asset Transfer or Acquisition shall be deemed a Liquidation Event for purposes of this Regulation 37 and the consideration to be received its shareholders in an Acquisition shall be distributed in the manner described in this Regulation 37.

37.5.	In any Acquisition or Asset Transfer, if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board on the date such determination is made.

37.6.	The Company shall not have the power to effect an Acquisition or Asset Transfer unless the definitive agreement for such transaction provides that the consideration payable to the shareholders of the Company in connection therewith shall be allocated among the holders of share capital of the Company in accordance with this Regulation 37.

37.7.	Notwithstanding the foregoing, upon any Liquidation Event (including an Acquisition or Asset Transfer), then each holder of Series Preferred Shares shall be entitled to receive, for each share of each series of Series Preferred Shares then held, out of the proceeds available for distribution, the greater of (i) the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares in a Liquidation Event pursuant to Regulations 37.1, 37.2 and 37.3 (without giving effect to this Regulation 37.7) or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event with respect to such shares if such shares had been converted to Ordinary Shares immediately prior to such Liquidation Event, giving effect to this Regulation 37.7 with respect to all series of Series Preferred Shares simultaneously.

37.8.	In the event of a Liquidation Event (including an Acquisition or Asset Transfer), if any portion of the consideration payable to the shareholders of the Company is placed into escrow and/or is payable to the shareholders of the Company subject to contingencies, the definitive agreement shall provide that (x) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital shares of the Company in accordance with Regulations 37.1, 37.2, 37.3, and 37.7 as if the Initial Consideration were the only consideration payable in connection with such Acquisition or Asset Transfer and (y) any additional consideration that becomes payable to the shareholders of the Company upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital shares of the Company in accordance with Regulations 37.1, 37.2, 37.3, and 37.7 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

38.	Optional Provisions

38.1.	Sections 83, 84 and 193 of the Act shall apply to the Company but, subject to that, the provisions set out in this Constitution shall constitute the whole of the regulations applicable to the Company and no other “optional provisions” as defined by section 1007(2) of the Act shall apply to the Company.

38.2.	The optional provisions of the Act which shall not apply are:

38.2.1.	Section 80 on Liens

38.2.2.	Sections 77 & 78 on Calls on Shares

38.2.3.	Section 81 on Forfeiture of Shares

38.2.4.	Section 65 on Conversion of Shares into Stock

38.2.5.	Section 181 (6) on accidental omission to give notice not invalidating a general meeting

38.2.6.	Section 182 (5) on adjourning a meeting if the quorum is not present

38.2.7.	Section 229 on Directors interests in other companies promoted by the Company

38.2.8.	Section 230 on remuneration of Directors acting in their professional capacity

38.2.9.	Section 126 on Bonus Issues

38.2.10.	Section 1092 on remuneration of Directors

38.2.11.	Section 1090 on rotation of Directors

38.2.12.	Section 1113 on voting by Directors in respect of certain matters

We, the body corporate whose name and address is subscribed, wish to be formed into a company in pursuance of this Constitution, and we agree to take the number of shares in the capital of the Company set opposite our name.

Names, Addresses and Descriptions of Subscriber	Number of Shares taken by the Subscriber

Goodbody Subscriber One Limited, North Wall Quay, Dublin 1 Private Company Limited By Shares	1

Total Shares Taken:	1

Signature in writing of the above subscriber, attested by witness as provided for below

/s/ Sarah Cleary
For and on behalf of Goodbody Subscriber One Limited

Dated the 16th day of June 2015

Witness to the above Signature:

Signature:	/s/ Sarah Cleary
Name:	Ciaran Lyng
Address:	25-28 North Wall Quay, Dublin 1